Exhibit 99.1

FOR IMMEDIATE RELEASE

LIVE NATION REPORTS STRONG FOURTH QUARTER

AND FULL YEAR 2008 FINANCIAL RESULTS

- Full year revenues increased 11% driving overall Adjusted Operating Income up 20% for the year, an increase of $28 million -

- Live Nation’s largest division, the North American concert division, grew Adjusted Operating Income by 58% year-over-year, or $46 million, driven primarily by organic growth and cost controls -

- Core business metrics up substantially, outpacing industry - Number of concerts produced up 33% in the fourth quarter and 32% year-over-year - Total attendance at these concerts increased 14% in the fourth quarter and 12% over last year -

- Due to a goodwill impairment of $269.9 million recorded in the fourth quarter related to decreased market capitalization, operating loss for the year was $284.2 million for Live Nation and $145.9 million for North American Music -

LOS ANGELES – March 2, 2009 – Live Nation (NYSE: LYV), the world’s largest live music company, announced today its financial results for the three and twelve months ended December 31, 2008.

Quarterly Summary Results

Unaudited; $ in millions (except per share amounts)

	Q4 2008	Q4 2007
Revenue	$916.0	$922.4
Adjusted Operating Income	$28.4	$33.9
Operating Income (Loss) (with goodwill impairment of $269.9)	$(317.1)	$(24.0)
Free Cash Flow	$11.2	$(3.1)
Net Income (Loss) (with goodwill impairment of $269.9)	$(337.5)	$(18.4)
Basic and Diluted EPS	$(4.33)	$(0.25)

“Our fourth quarter results capped an outstanding year for Live Nation,” said Michael Rapino, President and Chief Executive Officer. “We continued to successfully execute our strategy, and we generated improved results across our business. Both the number of concerts we produced and ticket sales increased over the prior year, outpacing the industry. We also achieved considerable strength in our sponsorship business, as we continued to attract larger and more profitable advertising and marketing campaigns. Looking ahead, we believe that the live music business remains resilient despite the global economic turndown and that we are well positioned to benefit from this. Our concert pipeline remains robust to date in 2009 – we are pacing in line with 2008 concert and attendance counts. Our ticketing platform is proceeding according to our plan. We are seeing steady increases in consumer traffic to our websites, and we have sold over 1 million tickets to over 1,300 shows since launching our new ticketing platform. We remain focused on maximizing the performance of our concert business and on expanding our artist-to-fan direct distribution platform to the benefit of our shareholders.”

Highlights:

•

Entered into a definitive merger agreement with Ticketmaster Entertainment, Inc. to create the world’s premier live entertainment company with a combined enterprise value of approximately $2.5 billion.

•

Continued our strategy to increase relationships with larger corporate sponsors, generating an increase in average revenue per sponsor of nearly 15% for the year. National sponsors include BlackBerry, Burger King and State Farm. Internationally, we entered into a new multi-asset/multi-platform, five-year agreement with O2.

•

Launched our new ticketing platform in December 2008 using an established ticketing software system, licensed through CTS Eventim, for most of our North American owned and/or operated venues to power our online and e-commerce retail ticketing site.

•	Grew our core concert business in 2008, with both the number of shows and attendance posting double-digit growth.

Below are what we believe to be our key metrics related to our businesses:

METRICS

($ in millions except as noted)

Key Drivers	Q4 2008	Q4 2007	Variance (Qtr.)	2008	2007	Variance (YTD)
Rights Acquisitions - Global Music Businesses
Talent Costs and Other Event Direct Operating Expenses	$729.8	$740.2	(1.4)%	$3,314.7	$2,954.9	12.2%
Talent and Other Event Expenses as % of Total Revenue	81.7%	82.1%		81.2%	81.4%
Number of Live Rights (Concerts) (est.)	6,949	5,234	32.8%	22,167	16,747	32.4%
Number of Ancillary Live Rights – as of period end (est.)	848	n/a	n/a	848	n/a	n/a
Revenue Recognized for Artist Services/Ancillary Live Rights	$82.2	n/a	n/a	$244.5	n/a	n/a

Distribution Platform - Global Music Businesses
Total Attendance (est.)	13,432,000	11,773,000	14.1%	52,114,000	46,437,000	12.2%
International Music Festival Attendance (est.)	58,000	36,000	61.1%	1,160,000	879,000	32.0%
Ancillary Revenue per Attendee – NA Music Amps only	**	**		$18.35	$19.10	(3.9)%
Total Revenue per Attendee (Fan)	$66.49	$76.54	(13.1)%	$78.34	$78.14	0.3%

Sponsorship Data - Global Music and Ticketing Businesses
Number of Sponsors – as of period end (est.)	840	927	(9.4)%	840	927	(9.4)%
Sponsorship Revenue Recognized	$33.9	$29.8	13.8%	$170.9	$164.0	4.2%
Average Revenue per Sponsor (rounded, whole $)	**	**		$203,000	$177,000	14.7%

**	not meaningful

FINANCIAL HIGHLIGHTS – 4th QUARTER

	Q4 2008	Q4 2007	Variance
	$ in millions
Revenue
North American Music	$452.1	$472.6	(4.3)%
International Music	195.8	304.5	(35.7)%
Artist Nation	245.2	124.0	97.7%
Ticketing	2.6	2.3	13.0%
Other and Eliminations	20.3	19.0	6.8%

	$916.0	$922.4	(0.7)%

				Margins
				Q4 2008	Q4 2007
Adjusted Operating Income (Loss)
North American Music	$15.1	$18.7	(19.3)%	3.3%	4.0%
International Music	16.0	19.5	(17.9)%	8.2%	6.4%
Artist Nation	11.2	1.4	**	4.6%	1.1%
Ticketing	(7.7)	(2.5)	**	**	**
Other and Eliminations	8.2	6.1	**	**	**
Corporate	(14.4)	(9.3)	(54.7)%

	$28.4	$33.9	(16.2)%	3.1%	3.7%

Operating Income (Loss)
North American Music	$(210.5)	$(10.0)	**	**	(2.1)%
International Music	6.2	13.0	(52.3)%	3.2%	4.3%
Artist Nation	(88.0)	(9.2)	**	(35.9)%	(7.4)%
Ticketing	(11.2)	(4.4)	**	**	**
Other and Eliminations	6.2	3.4	**	**	**
Corporate	(19.8)	(16.8)	(17.9)%

	$(317.1)	$(24.0)	**	**	(2.6)%

** not meaningful

NOTE: Certain reclassifications have been made to the 2007 results to conform to the 2008 presentation to report discontinued operations.

The highlights of our financial information for the fourth quarter of 2008 as compared to the fourth quarter of 2007 are as follows:

Revenue change – Total decrease of $6.4 million, primarily driven by:

•	$18.1 million – Acquisitions of Heineken Music Hall (Holland), DF Concerts (Scotland), Luger and Moondog (Sweden) and the Main Square Festival (France) in International Music.

•

($126.8) million – Decrease in International Music driven by the disposition of a portion of the Italy promotion business along with reduced promotion activity in the United Kingdom, Belgium, Italy and Spain primarily related to arena events.

•	$27.1 million – Acquisitions of Signatures and Anthill in Artist Nation.

•	$94.1 million – Increase in Artist Nation revenue driven by the strong results of Madonna’s Sticky & Sweet tour in 2008.

Adjusted Operating Income (Loss) change – Total decrease of $5.5 million, primarily driven by:

•	($4.2) million – Decrease in International Music due to show results primarily in Belgium, Italy (partly due to the disposition discussed above), Sweden and Spain.

•	$8.0 million – Increase in Artist Nation revenue driven by the strong results of Madonna’s Sticky & Sweet tour in 2008.

•

$2.5 million – Acquisitions of Heineken Music Hall (Holland), DF Concerts (Scotland), Luger and Moondog (Sweden) and the Main Square Festival (France) in International Music and Signatures and Anthill in Artist Nation.

•	($5.2) million – Decline in Ticketing primarily due to higher salary costs, consulting fees and other expense related to building our ticketing infrastructure.

•	($5.1) million – Increased costs in Corporate driven by costs related to employees and consulting costs.

Operating Income (Loss) change – Total decrease of $293.1 million, primarily driven by:

•	($5.5) million – Overall decrease in Adjusted Operating Income noted above.

•

($269.9) million – Impairment of goodwill recorded in the fourth quarter of 2008 of $189.2 million in North American Music and $80.7 million in Artist Nation driven by the company’s market capitalization at year-end compared to total asset value as required by accounting literature.

FINANCIAL HIGHLIGHTS – YEAR ENDED DECEMBER 31

	2008	2007	Variance
	$ in millions
Revenue
North American Music	$2,236.0	$1,976.5	13.1%
International Music	1,182.6	1,078.7	9.6%
Artist Nation	664.2	573.5	15.8%
Ticketing	22.4	11.4	**
Other and Eliminations	61.6	115.4	**

	$4,166.8	$3,755.5	11.0%

				Margins
				2008	2007
Adjusted Operating Income (Loss)
North American Music	$126.3	$80.0	57.9%	5.6%	4.0%
International Music	88.7	78.4	13.1%	7.5%	7.3%
Artist Nation	(2.0)	8.6	**	(0.3)%	1.5%
Ticketing	(18.7)	(5.9)	**	**	**
Other and Eliminations	20.7	15.2	35.9%	**	**
Corporate	(45.2)	(35.2)	(28.4)%

	$169.8	$141.1	20.3%	4.1%	3.8%

Operating Income (Loss)
North American Music	$(145.9)	$14.6	**	**	0.7%
International Music	57.0	78.2	(27.1)%	4.8%	7.2%
Artist Nation	(123.8)	(14.1)	**	**	**
Ticketing	(25.9)	(10.5)	**	**	**
Other and Eliminations	12.4	(0.2)	**	**	**
Corporate	(58.0)	(51.2)	(13.3)%

	$(284.2)	$16.8	**	**	0.4%

** not meaningful

NOTE: Certain reclassifications have been made to the 2007 results to conform to the 2008 presentation to report discontinued operations.

The highlights of our financial information for the year ended December 31, 2008 as compared to 2007 are as follows:

Revenue change – Total increase of $411.3 million, primarily driven by:

•

$168.3 million – Increase in North American Music primarily due to increases in the number of events, ancillary revenue per attendee, attendance and average ticket prices at our owned and/or operated amphitheaters and third-party venues. 2008 included a strong line-up of artists including Dave Matthews Band, Journey and Jimmy Buffett, and strong results for arena tours such as Coldplay, Van Halen and the Trans-Siberian Orchestra.

•	$91.2 million – Acquisition of HOB Canada in North American Music.

•	$106.9 million – Acquisitions of AMG, Heineken Music Hall, DF Concerts, Luger and Moondog and the Main Square Festival in International Music.

•	($59.3) million – Decrease in Artist Nation, despite a strong fourth quarter with the 2008 Madonna tour, based on the overall volume and size of tours in 2008 as compared to 2007.

•	$150.0 million – Acquisitions of Signatures and Anthill in Artist Nation.

•

($54.1) million – Decline in other operations due to reduced participation in theatrical productions in our United Kingdom theater operations in 2008 and due to our sale in 2007 of a stage production in North America.

•	$8.2 million – Foreign exchange movements, primarily in International Music.

Adjusted Operating Income (Loss) change – Total increase of $28.7 million, primarily driven by:

•

$43.3 million – Increase in North American Music primarily due to cost controls on talent buying and other variable expenses, overall increases in ancillary revenue per attendee, higher ticket sales through our internal ticketing operations, higher average ticket prices, increased activity at our owned and/or operated amphitheaters and strong arena tours.

•

$22.9 million – Acquisitions of HOB Canada in North American Music; AMG, Heineken Music Hall, DF Concerts, Luger and Moondog and the Main Square Festival in International Music; and Signatures and Anthill in Artist Nation.

•	($16.9) million – Decline in Artist Nation based on the overall volume and size of tours in 2008 as compared to 2007.

•	($12.8) million – Decline in Ticketing primarily due to higher salary costs and other expenses related to building our ticketing infrastructure.

•	($10.0) million – Increased headcount, consulting fees and related costs in Corporate.

Operating Income (Loss) change – Total decrease of $301.0 million, primarily driven by:

•	$28.7 million – Overall increase in Adjusted Operating Income noted above.

•

($269.9) million – Impairment of goodwill recorded in the fourth quarter of 2008 of $189.2 million in North American Music and $80.7 million in Artist Nation driven by the company’s market capitalization at year-end as discussed above.

•

($30.7) million – Increase in depreciation and amortization expense primarily due to impairments recorded in 2008 of $12.1 million related to three venues and an intangible asset in North American Music and also due to the higher amortization of intangible assets related to the AMG, DF Concerts and Signatures acquisitions and certain artist rights agreements.

•

($21.8) million – Decreased gain on the sale of operating assets primarily due to gains recorded in 2007 on the sale of an amphitheater, an office building, two music theaters, seven clubs and two other non-core assets.

Other information

•

For the year ended December 31, 2008, our total capital expenditures were $186.9 million, of which maintenance capital expenditures were $25.0 million, down from $45.2 million in 2007. We also incurred $161.9 million of capital expenditures for revenue generating projects during 2008, primarily due to the development and renovation of various venues including O2 Dublin arena (formerly The Point) in Ireland, House of Blues in Houston and Boston, the Hollywood Palladium and the AMG venue expansions in Sheffield and Leeds, as well as for our ticketing roll-out.

•

As of December 31, 2008, our cash and cash equivalents were $199.7 million and our total long-term debt was $885.7 million, including $122.0 million outstanding on our revolving credit facility. Free cash as of December 31, 2008 was $32.2 million.

Conference Call:

The company will host a teleconference today, March 2, 2009, at 5:00 p.m. Eastern Time, which can be accessed by dialing  888-603-6873 (U.S.) or 973-321-1019 (Int’l) and referencing passcode 70943698. To access the call via webcast, please visit the Investor Relations section of the company’s website at www.livenation.com/investors. Please visit the website approximately ten minutes prior to start time to ensure a connection. Additional statistical and financial information to be provided on the call, if any, will be posted supplementally under that same link. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the Live Nation website through March 9, 2009.

About Live Nation:

Live Nation’s mission is to maximize the live concert experience. Our core business is producing, marketing and selling live concerts for artists via our global concert pipe. Live Nation is the largest producer of live concerts in the world, annually producing over 22,000 concerts for 1,600 artists in 33 countries. During 2008, the company sold over 50 million concert tickets and drove over 70 million unique visitors to LiveNation.com. Live Nation is transforming the concert business by expanding its concert platform into ticketing and building the industry’s first artist-to-fan vertically integrated concert platform. The company is headquartered in Los Angeles, California and is listed on the New York Stock Exchange, trading under the symbol LYV. For additional information about the company, please visit www.livenation.com/investors.

Media Contact:	Investor Contacts:

John Vlautin	Linda Bandov
Live Nation, Inc.	Live Nation, Inc.
310-867-7000	310-867-7000
johnvlautin@livenation.com	lindabandov@livenation.com

Brad Edwards
Brainerd Communicators, Inc.
212-986-6667
edwards@braincomm.com

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2008	2007	2006
	(in thousands except share and per share data)
Revenue	$4,166,838	$3,755,470	$3,294,471
Operating expenses:
Direct operating expenses	3,324,672	3,003,610	2,678,869
Selling, general and administrative expenses	655,351	592,983	468,970
Depreciation and amortization	147,467	116,834	123,628
Goodwill impairment	269,902	—	—
Loss (gain) on sale of operating assets	1,108	(20,654)	(9,987)
Corporate expenses	52,498	45,854	33,863

Operating income (loss)	(284,160)	16,843	(872)
Interest expense	63,023	61,753	37,194
Interest income	(10,192)	(13,476)	(11,025)
Equity in (earnings) losses of nonconsolidated affiliates	(2,264)	5,058	(1,716)
Minority interest expense	1,426	6,160	11,449
Other income—net	(28)	(147)	(489)

Loss from continuing operations before income taxes	(336,125)	(42,505)	(36,285)
Income tax expense (benefit):
Current	(24,057)	34,919	24,879
Deferred	8,132	7,649	10,334

Loss from continuing operations	(320,200)	(85,073)	(71,498)
Income from discontinued operations, net of tax	88,435	73,137	40,056

Net loss	(231,765)	(11,936)	(31,442)
Other comprehensive income (loss), net of tax:
Unrealized holding gain (loss) on cash flow derivatives	(9,094)	(1,888)	104
Foreign currency translation adjustments	(48,277)	37,579	27,032

Comprehensive income (loss)	$(289,136)	$23,755	$(4,306)

Basic and diluted income (loss) per common share:
Loss from continuing operations	$(4.20)	$(1.24)	$(1.10)
Income from discontinued operations	1.16	$1.07	$0.62
Net loss	$(3.04)	$(0.17)	$(0.48)

Weighted average common shares outstanding
Basic	76,228,275	68,440,582	64,853,243

Diluted	76,228,275	68,440,582	64,853,243

The numbers above may be adjusted for final tax entries to be included in the Company’s Form 10-K to properly reflect taxes related to discontinued operations as opposed to continuing operations but net loss is not expected to be impacted significantly, if at all.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2007
	(in thousands except share data)
ASSETS
CURRENT ASSETS

Cash and cash equivalents	$199,660	$338,991
Accounts receivable, less allowance of $10,376 in 2008 and $18,928 in 2007	217,286	264,316
Prepaid expenses	194,355	186,379
Other current assets	28,517	44,722

Total Current Assets	639,818	834,408

PROPERTY, PLANT AND EQUIPMENT Land, buildings and improvements	990,433	1,018,079
Furniture and other equipment	260,524	236,320
Construction in progress	41,282	51,725

	1,292,239	1,306,124
Less accumulated depreciation	404,504	391,079

	887,735	915,045
INTANGIBLE ASSETS
Intangible assets—net	514,469	382,999
Goodwill	205,296	471,542
OTHER LONG-TERM ASSETS
Notes receivable, less allowance of $562 in 2008 and $745 in 2007	672	1,703
Investments in nonconsolidated affiliates	18,519	23,443
Other long-term assets	212,148	122,963

Total Assets	$2,478,657	$2,752,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$53,563	$79,273
Accrued expenses	378,992	511,636
Deferred revenue	225,664	259,868
Current portion of long-term debt	48,637	36,345
Other current liabilities	64,381	18,348

Total Current Liabilities	771,237	905,470

Long-term debt	837,076	786,261
Other long-term liabilities	146,360	91,465
Minority interest liability	61,722	61,841
Series A and Series B redeemable preferred stock	40,000	40,000
Commitments and contingent liabilities

STOCKHOLDERS’ EQUITY
Preferred stock—Series A Junior Participating, $.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 450,000,000 shares authorized; 78,528,724 and 74,893,005 shares issued and outstanding in 2008 and 2007, respectively	785	749
Additional paid-in capital	993,005	940,848
Retained deficit	(362,706)	(130,941)
Cost of shares held in treasury (505,811 shares in 2008)	(7,861)	—
Accumulated other comprehensive income	(961)	56,410

Total Stockholders’ Equity	622,262	867,066

Total Liabilities and Stockholders’ Equity	$2,478,657	$2,752,103

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007	2006
	(in thousands)
Cash flows from operating activities
Net loss	$(231,765)	$(11,936)	$(31,442)
Reconciling items:
Depreciation	86,059	85,848	118,343
Amortization of intangibles	62,163	34,980	9,824
Goodwill impairment	282,939	—	—
Impairment of other operational assets	16,035	—	—
Deferred income tax expense	8,132	7,649	10,334
Amortization of debt issuance costs	3,964	2,095	736
Non-cash compensation expense	34,556	29,191	3,432
Gain on sale of operating assets	(165,448)	(51,226)	(11,640)
Loss (gain) on sale of other investments	—	(64)	1,659
Equity in earnings of nonconsolidated affiliates	(720)	(4,806)	(8,407)
Minority interest income	1,587	7,869	12,209
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	2,130	3,827	(55,504)
Increase in prepaid expenses	(25,603)	(51,554)	(11,837)
Increase in other assets	(107,376)	(50,951)	(1,762)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(48,473)	30,858	3,902
Increase (decrease) in deferred revenue	28,984	18,030	(22,219)
Decrease in other—net	—	—	—

Net cash provided by (used in) operating activities	(52,836)	49,810	17,628

Cash flows from investing activities
Collection of notes receivable	334	1,910	4,427
Advances to notes receivable	—	(879)	(2,420)
Distributions from nonconsolidated affiliates	7,269	16,195	15,922
Investments made to nonconsolidated affiliates	(250)	(5,261)	(14,657)
Proceeds from disposal of other investments	—	3,616	1,743
Purchases of property, plant and equipment	(186,920)	(116,849)	(65,705)
Proceeds from disposal of operating assets, net of cash divested	198,665	132,106	36,292
Cash paid for acquisitions, net of cash acquired	(19,657)	(124,285)	(351,858)
Purchases of intangible assets	(65,460)	(47,568)	(796)
Decrease (increase) in other—net	(1,577)	(44)	981

Net cash used in investing activities	(67,596)	(141,059)	(376,071)

Cash flows from financing activities
Proceeds from long-term debt, net of debt issuance costs	420,327	399,781	339,491
Payments on long-term debt	(369,610)	(285,635)	(78,253)
Contributions from minority interest partners	8,847	—	33,188
Distributions to minority interest partners	(3,042)	(4,424)	(1,415)
Proceeds from exercises of stock options	636	466	—
Proceeds from sales of common stock	5,454	—	—
Payments for purchases of common stock	(28,628)	—	(24,717)

Net cash provided by financing activities	33,984	110,188	268,294
Effect of exchange rate changes on cash	(52,883)	6,172	313

Net increase (decrease) in cash and cash equivalents	(139,331)	25,111	(89,836)
Cash and cash equivalents at beginning of period	338,991	313,880	403,716

Cash and cash equivalents at end of period	$199,660	$338,991	$313,880

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the potential health and growth of Live Nation’s business; the company’s concert and attendance counts; the company’s ticketing platform and website traffic; and the company’s anticipated achievement of its strategic objectives and the related benefits to its stockholders. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, the potential impact of the current general economic slowdown and operational challenges associated with building out the company’s ticketing operations.

Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.

Adjusted Operating Income (Loss) is a non-GAAP financial measure that the company defines as operating income (loss) before depreciation and amortization (including impairments), loss (gain) on sale of operating assets and non-cash compensation expense. The company uses Adjusted Operating Income (Loss) to evaluate the performance of its operating segments. The company believes that information about Adjusted Operating Income (Loss) assists investors by allowing them to evaluate changes in the operating results of the company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted Operating Income (Loss) is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of Adjusted Operating Income (Loss) as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the company’s business. Accordingly, Adjusted Operating Income (Loss) should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted Operating Income (Loss) as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash Flow is a non-GAAP financial measure that the company defines as Adjusted Operating Income (Loss) less maintenance capital expenditures, less net interest expense, less cash taxes, less net distributions to minority interest partners plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented above may not be comparable to similarly titled measures of other companies.

Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less event-related deferred income, less accrued artist fees, less collections on behalf of others plus prepaids related to artist settlements/events. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and finance new venue expenditures. Free cash is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available for operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss) – Three and Twelve Months ended December 31

	Adjusted operating income (loss)	Non-cash compensation expense	Loss (gain) on sale of operating assets	Depreciation and amortization	Goodwill Impairment	Operating income (loss)
			($ in millions)
		For the three months ended December 31, 2008
North American Music	$15.1	$9.2	$0.1	$27.1	$189.2	$(210.5)
International Music	16.0	8.6	0.2	1.0	—	6.2
Artist Nation	11.2	2.2	0.7	15.6	80.7	(88.0)
Ticketing	(7.7)	1.3	—	2.2	—	(11.2)
Other and Eliminations	8.2	0.2	0.2	1.6	—	6.2
Corporate	(14.4)	3.5	0.7	1.2	—	(19.8)

Total Live Nation	$28.4	$25.0	$1.9	$48.7	$269.9	$(317.1)

		For the three months ended December 31, 2007
North American Music	$18.7	$6.0	$0.1	$22.6	—	$(10.0)
International Music	19.5	3.6	(0.2)	3.1	—	13.0
Artist Nation	1.4	1.2	—	9.4	—	(9.2)
Ticketing	(2.5)	0.8	—	1.1	—	(4.4)
Other and Eliminations	6.1	—	0.3	2.4	—	3.4
Corporate	(9.3)	5.9	—	1.6	—	(16.8)

Total Live Nation	$33.9	$17.5	$0.2	$40.2	$—	$(24.0)

		For the year ended December 31, 2008
North American Music	$126.3	$11.7	$(0.5)	$71.8	$189.2	$(145.9)
International Music	88.7	9.4	0.2	22.1	—	57.0
Artist Nation	(2.0)	4.4	0.6	36.1	80.7	(123.8)
Ticketing	(18.7)	1.6	—	5.6	—	(25.9)
Other and Eliminations	20.7	0.2	0.1	8.0	—	12.4
Corporate	(45.2)	8.2	0.7	3.9	—	(58.0)

Total Live Nation	$169.8	$35.5	$1.1	$147.5	$269.9	$(284.2)

		For the year ended December 31, 2007
North American Music	$80.0	$9.2	$(6.7)	$62.9	—	$14.6
International Music	78.4	4.1	(18.8)	14.9	—	78.2
Artist Nation	8.6	2.9	—	19.8	—	(14.1)
Ticketing	(5.9)	1.3	—	3.3	—	(10.5)
Other and Eliminations	15.2	—	5.0	10.4	—	(0.2)
Corporate	(35.2)	10.7	(0.2)	5.5	—	(51.2)

Total Live Nation	$141.1	$28.2	$(20.7)	$116.8	$—	$16.8

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow – Fourth Quarter

($ in millions)	Q4 2008	Q4 2007
Adjusted operating income	$28.4	$33.9
Less: Interest expense—net	(15.6)	(13.8)
Cash Taxes	0.6	(12.5)
Maintenance capital expenditures	(3.3)	(14.5)
Distributions to minority interest partners	(1.2)	(1.1)
Distributions from (contributions to) investments in nonconsolidated affiliates	2.3	4.9

Free cash flow	$11.2	$(3.1)

Reconciliation of Cash and Cash Equivalents to Free Cash as of December 31, 2008

($ in millions)	December 31, 2008
Cash and cash equivalents	$199.7
Deferred income	$(209.8)
Accrued artist fees	$(10.8)
Collections on behalf of others	$(56.9)
Prepaids related to artist settlements/events	$110.0

Free cash	$32.2